        Exhibit 10.14
Motorola Solutions, Inc.
2022-2024 Long Range Incentive Plan (LRIP) Terms
As Approved by the Compensation and Leadership Committee
On February 15, 2022

Design Feature	2022-2024 LRIP
Performance Cycle	Three years from January 1, 2022 through December 31, 2024
Eligible Population	Corporate Vice Presidents and above
Performance Criteria
Relative Total Shareholder Return (TSR)
TSR Defined as:
Ending stock price
     (Daily average during the final three months of the Performance Cycle)
+ Value of reinvested dividends
= Total ending value
– Beginning stock price
   (Daily average during the three months preceding the Performance Cycle)
= Total value created
÷ Beginning share price
   (Daily average during the three months preceding the Performance Cycle)
= Total shareholder return

Negative TSR Component	If the resulting TSR performance for Motorola Solutions is negative, the Committee will have full discretion to reduce the final calculated payout.
Comparator Group	S&P 500 defined as companies in the S&P 500 at the beginning of the performance period; must be publically traded on or after July 1, 2023 to be included in the TSR percentile calculation at the end of the performance cycle.
Payout Scale
	Relative TSR Payout Scale
	MSI 3-Year TSR Percentile Rank	Payout Factor
	90th – 100th Percentile	250%
	80th – 89.99th Percentile	200%
	70th – 79.99th Percentile	175%
	60th – 69.99th Percentile	150%
	55th – 59.99th Percentile	110%
	50th – 54.99th Percentile	90%
	45th – 49.99th Percentile	80%
	35th – 44.99th Percentile	50%
	30th – 34.99th Percentile	30%
	< 30.00th Percentile	0%